UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 2, 2015

Business Development Corporation of America II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01083	61-173588
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2015, Business Development Corporation of America II (the “Company”) entered into an amendment (the “Advisory Agreement Amendment”) to its Investment Advisory and Management Services Agreement dated as of August 21, 2014 (the “Advisory Agreement”) with BDCA Adviser II, LLC, the Company’s investment adviser. The Company’s board of directors previously approved the entry into the Advisory Agreement Amendment on June 15, 2015. The Advisory Agreement Amendment revises the amounts for the Preferred Return (as defined in the Advisory Agreement) and “catch up” percentage (as used in the Advisory Agreement) from 1.6875% quarterly (6.75% annualized) to 1.75% quarterly (7.0% annualized), and from 1.9853% quarterly (7.94% annualized) to 2.0588% quarterly (8.24% annualized), respectively.

Also on July 2, 2015, the Company also entered into an amendment (the “Escrow Agreement Amendment”) to its Amended and Restated Escrow Agreement dated as of November 21, 2014 with UMB Bank, N.A. and Realty Capital Securities, LLC (the “Escrow Agreement”). The Escrow Agreement Amendment corrects an inconsistency in the Escrow Agreement and clarifies the circumstances under which the Minimum Offering Requirement (as defined in the Escrow Agreement) would be met.

The information set forth above with respect to the Advisory Agreement Amendment and Escrow Agreement Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Advisory Agreement Amendment and Escrow Agreement Amendment, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 dated as of July 2, 2015 to the Investment Advisory and Management Services Agreement dated as of August 21, 2014
10.2	Amendment No. 1 dated as of July 2, 2015 to the Amended and Restated Escrow Agreement dated as of November 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

Date: July 7, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer, President and Chairman of the Board of Directors